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                                                                     Exhibit 5.1
                                                                     -----------
                             GODFREY & KAHN, S.C.
                            780 NORTH WATER STREET
                           MILWAUKEE, WI 53202-3590
                               TEL. 414-273-3500
                               FAX. 414-273-5198

                                                                August 25, 1997

Advantage Learning Systems, Inc.
2911 Peach Street
Wisconsin Rapids, Wisconsin 54495-8036

Ladies and Gentlemen:

     We have acted as your counsel in connection with the public offering by Advantage Learning Systems, Inc., a Wisconsin corporation (the "Company"), of up to 3,220,000 shares of common stock, $.01 par value (the "Shares") as described in the Company's Registration Statement on Form S-1 (the "Registration Statement")(Reg. No. 333-22519), and related prospectus included therein (the "Prospectus").

     We have examined: (a) the Prospectus and the Registration Statement, (b) the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, (c) certain resolutions of the Company's Board of Directors and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance in accordance with the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee (certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof).

     We consent to the use of this opinion as an exhibit to Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                                          Very truly yours,

                                          /s/ Godfrey & Kahn, S.C.

                                          GODFREY & KAHN, S.C.